Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 161 to the Registration Statement on Form N–1A of Fidelity Aberdeen Street Trust: Fidelity Sustainable Target Date Income Fund, Fidelity Sustainable Target Date 2010 Fund, Fidelity Sustainable Target Date 2015 Fund, Fidelity Sustainable Target Date 2020 Fund, Fidelity Sustainable Target Date 2025 Fund, Fidelity Sustainable Target Date 2030 Fund, Fidelity Sustainable Target Date 2035 Fund, Fidelity Sustainable Target Date 2040 Fund, Fidelity Sustainable Target Date 2045 Fund, Fidelity Sustainable Target Date 2050 Fund, Fidelity Sustainable Target Date 2055 Fund, Fidelity Sustainable Target Date 2060 Fund, and Fidelity Sustainable Target Date 2065 Fund of our report dated May 14, 2024, relating to the financial statements and financial highlights, which appears in the above referenced funds’ Annual Report to Shareholders on Form N-CSR for the period ended March 31, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 21, 2024